UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement

On April 28, 2020, Aeglea BioTherapeutics, Inc. (“Aeglea”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Evercore Group L.L.C. and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Aeglea agreed to issue and sell an aggregate of (a) 11,652,830 shares of its common stock (the “Shares”), and (b) pre-funded warrants to purchase 13,610,328 shares of its common stock (the “Pre-Funded Warrants”) to the Underwriters (the “Offering”). The Shares will be sold to the purchasers at the public offering price of $4.75 per share. The Pre-Funded Warrants will be sold at a public offering price of $4.7499 per Pre-Funded Warrant, which represents the per share public offering price for the common stock less a $0.0001 per share exercise price for each such warrant. Pursuant to the Underwriting Agreement, Aeglea has also granted the Underwriters a 30-day option to purchase up to an additional 3,789,473 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-228967) that was filed by Aeglea with the Securities and Exchange Commission (“SEC”) on December 21, 2018, as subsequently amended, and declared effective by the SEC on February 13, 2019, and a related prospectus supplement.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage, but not in excess of 19.99%, by providing at least 61 days’ prior notice to Aeglea.

Aeglea estimates that net proceeds from the Offering will be approximately $112.6 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. Aeglea intends to use the net proceeds from the Offering, together with its existing cash resources, to advance the clinical development of pegzilarginase through its Phase 3 PEACE trial and Biologics License Application submission, advance our Phase 1/2 clinical trial and prepare for a potential Phase 3 trial of ACN00177 for Homocystinuria, and the remainder to fund continued research and development, manufacturing, commercialization infrastructure and for working capital and general corporate purposes. Aeglea expects the Offering to close on April 30, 2020, subject to customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this report and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated April 28, 2020
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected net proceeds of the Offering and the anticipated use of proceeds of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Aeglea’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Aeglea’s results of operations, which would, in turn, have a significant and adverse impact on Aeglea’s stock price. Aeglea cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Aeglea undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: April 28, 2020	By:	/s/ Charles N. York II
Charles N. York II
Chief Financial Officer

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